Exhibit 10.2

EXECUTIVE FORM

NCS MULTISTAGE HOLDINGS, INC.

2017 Equity Incentive Plan

Equivalent Stock Unit Award Agreement

This Equivalent Stock Unit Award Agreement (this  “Agreement”) is made by and between NCS Multistage Holdings, Inc., a Delaware corporation (the “Company”), and [  ] (the “Participant”), effective as of [  ] (the “Date of Grant”).

RECITALS

WHEREAS, the Company has adopted the NCS Multistage Holdings, Inc. 2017 Equity Incentive Plan (as the same may be amended from time to time, the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement, and capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to those terms in the Plan; and

WHEREAS, the Committee has authorized and approved the grant of an Award to the Participant that will provide the Participant with cash based on the Fair Market Value of the Company’s Common Stock upon the settlement of stock units on the terms and conditions set forth in the Plan and this Agreement (“Equivalent Stock Units”) pursuant to Section 9 of the Plan.

NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the parties agree as follows:

1)

Grant of Equivalent Stock Unit Award.  The Company hereby grants to the Participant, effective as of the Date of Grant, [  ] Equivalent Stock Units, on the terms and conditions set forth in the Plan and this Agreement, subject to adjustment as set forth in the Plan.

2)	Vesting and Forfeiture of Equivalent Stock Units. Subject to the terms and conditions set forth in the Plan and this Agreement, the Equivalent Stock Units shall vest as follows:

a)

General.  Except as otherwise provided in this Section 2,  the Equivalent Stock Units shall vest on the applicable dates set forth in the following schedule, subject to the Participant’s continued Service through the applicable vesting date:

Number of Restricted Stock Units That Vest	Vesting Date
[ ]	[ ]

b)

Termination of Service.  Upon the Participant’s termination of Service by the Company or its Subsidiaries without Cause (other than by reason of the Participant’s death or Disability) or the Participant’s resignation from the Company or its Subsidiaries for Good Reason, the Equivalent Stock Units shall remain outstanding and eligible to vest in accordance with Section 2(a) subject to the Participant’s continued compliance with any applicable restrictive covenants through each vesting date; provided that if such termination of Service by the Company or its Subsidiaries without Cause (other than by reason of the Participant’s death or Disability) or such resignation by the Participant with Good Reason is in each case within twenty four  (24) months following a Change of Control, all unvested Equivalent Stock Units shall vest.

For purposes of this Agreement, “Good Reason” shall mean either (i) any material diminution in Participant’s responsibilities, authorities, [title, reporting structure] or duties, (ii) any material reduction in Executive’s (x) base salary or (y) target annual bonus opportunity (except in the event of an across the board reduction in base salary or target annual bonus opportunity of up to 10%, applicable to substantially all senior executives of the Company) or (iii) a relocation of Participant’s principal place of employment by more than fifty (50) miles from the location of Participant’s principal place of employment on the Date of Grant and such principal place of employment is more than fifty (50) miles from Participant’s principal residence; provided, that no event described in clause (i), (ii) or (iii) shall constitute Good Reason unless (A) Participant has given the Company written notice of the termination, setting forth the conduct of the Company that is alleged to constitute Good Reason, within sixty (60) days following the occurrence of such event, and (B) Participant has provided the Company at least sixty (60) days following the date on which such notice is provided to cure such conduct and the Company has failed to do so.  Failing such cure, a termination of employment by Participant for Good Reason shall be effective on the day following the expiration of such cure period. Notwithstanding the foregoing, if a Participant is a party to any employment or other agreement governing the provision of services to the Company or any Subsidiary, and such agreement defines “Good Reason” or “Cause” (or term of like import), “Good Reason” or “Cause” shall have the meaning given to such term (or term of like import) in such agreement.

c)

Forfeiture. Subject to Section 2(b), any unvested Equivalent Stock Units will be forfeited immediately, automatically and without consideration upon a termination of the Participant’s Service for any reason and if the Participant breaches any applicable restrictive covenants following a termination of Service by the Company or its Subsidiaries without Cause or resignation by Participant with Good Reason, any unvested Equivalent Stock Units shall be forfeited immediately, automatically and without consideration.

3)	Payment

a)

Settlement.  The Company shall deliver to the Participant within thirty (30) days following the vesting date of the Equivalent Stock Units, cash equal to the number of Equivalent Stock Units that have vested pursuant to Section 2 multiplied by the Fair Market Value of the Common Stock as of the vesting date,  which Fair Market Value will be deemed not to [  ].

b)

Withholding Requirements. The Company shall have the power and the right to deduct or withhold automatically from any cash payable under this Agreement, or to require the Participant or the Participant’s representative to remit to the Company, the minimum statutory amount necessary to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement,  or in the sole discretion of the Committee, such greater amount necessary to satisfy the Participant’s expected tax liability, provided that, the withholding of such greater amount does not result in adverse tax or accounting consequences to the Company.

4)

Adjustment of Units.  In the event of any change with respect to the outstanding shares of Common Stock contemplated by Section 4.5 of the Plan, the Equivalent Stock Units may be adjusted in accordance with Section 4.5 of the Plan.

5)	Miscellaneous Provisions

a)

Rights of a Shareholder of the Company.  Neither the Participant nor the Participant’s representative will have any rights as a shareholder of the Company with respect to any shares of Common Stock (“Shares”) underlying the Equivalent Stock Units; provided that, if dividends or other distributions are paid in respect of the Shares underlying unvested Equivalent Stock Units, then a dividend equivalent equal to the amount paid in respect of one Share shall accumulate and be paid with respect to each unvested Equivalent Stock Unit within forty-five (45) days following the date on which the unvested Equivalent Stock Unit vests.

b)

No Right to Continued Service.  Nothing in this Agreement or the Plan confers upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

c)

Notification.   Any notification required by the terms of this Agreement will be given by the Participant (i) in writing addressed to the Company at its principal executive office and will be deemed effective upon actual receipt when delivered by personal delivery or by registered or certified mail, with postage and fees prepaid, or (ii) by electronic transmission to the Company’s e-mail address of the Company’s General Counsel and will be deemed effective upon actual receipt.  Any notification required by the terms of this Agreement will be given by the Company (x) in writing addressed to the address that the Participant most recently provided to the Company and will be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, or (y) by facsimile or electronic transmission to the Participant’s primary work fax number or e-mail address (as applicable) and will be deemed effective upon confirmation of receipt by the sender of such transmission.

d)

Entire Agreement. This Agreement, the Plan and the employment agreement between the Company and the Participant (if any) constitute the entire agreement between the parties hereto with regard to the subject matter of this Agreement. This Agreement, the Plan and the employment agreement between the Company and the Participant (if any) supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter of this Agreement.

e)	Waiver. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

f)

Successors and Assigns.   The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, permitted assignees, beneficiaries, and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

g)

Severability.  The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.

h)	Amendment. Except as otherwise provided in the Plan, this Agreement will not be amended unless the amendment is agreed to in writing by both the Participant and the Company.

i)

Choice of Law; Jurisdiction.  This Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to this Agreement will be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

PARTICIPANT ACKNOWLEDGES THAT, BY SIGNING THIS AGREEMENT, PARTICIPANT IS WAIVING ANY RIGHT THAT PARTICIPANT MAY HAVE TO A JURY TRIAL RELATED TO THIS AGREEMENT.

j)

Signature in Counterparts.  This Agreement may be signed in counterparts, manually or electronically, each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.

k)

Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to any Awards granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.  Such on-line or electronic system shall satisfy notification requirements discussed in Section 5(c).

l)

Acceptance.  The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement.  The Participant has read and understands the terms and provisions of the Plan and this Agreement, and accepts the Equivalent Stock Units subject to all of the terms and conditions of the Plan and this Agreement.  In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable term and provision of the Plan will govern and prevail.

[Signature page follows.]

IN WITNESS WHEREOF, the Company and the Participant have executed this Equivalent Stock Unit Award Agreement effective as of the date first set forth above. Electronic acceptance of this Equivalent Stock Unit Award Agreement pursuant to the Company’s instructions to the Participant (including through an online acceptance process) is acceptable.

PARTICIPANT	NCS MULTISTAGE HOLDINGS, INC.

[Signature Page – Equivalent Stock Unit Award Agreement]